Exhibit 10.3

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (“Agreement”) is entered into effective as of January 2, 2025 (“Effective Date”), by and among Karl Brenza (“Brenza”), ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), ScanTech Identification Beam Systems LLC, a Delaware limited liability company (“ScanTech”), and NACS LLC and its affiliates (“NACS”). Brenza, Pubco, ScanTech, and NACS are collectively referred to as the “Parties” and each individually as a “Party”.

RECITALS

WHEREAS, ScanTech, Pubco, and the Mars Acquisition Corp. (“Mars”) are parties to that certain Business Combination Agreement dated September 5, 2023, as amended (collectively with any amendments, the “Business Combination Agreement”), pursuant to which the parties thereto agreed, at the Closing thereunder (as defined therein), to effect a business combination transaction pursuant to which, among other things, ScanTech shall merge with certain other entities and become a subsidiary of Pubco, and ScanTech shall continue in business as the operating company under Pubco, shares of which are listed on the NASDAQ Stock Market under ticker symbol STAI upon the Closing of the Company Merger. The transactions contemplated by the Business Combination Agreement are hereinafter referred to collectively as the “Business Combination”;

WHEREAS, the Closing occurred on January 2, 2025; and

NOW, THEREFORE, the Parties agree as follows:

A.            Definitions.

For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” means, for a company, any related party, entity that is directly or indirectly controlled by the company or one or more of its intermediaries or entity under common control of the company or having any affiliation with the company.

“Closing” means the closing of the transactions comprising the Company Merger as contemplated by the Business Combination Agreement.

“Closing Date” means the date on which the Closing occurs.

B.            Extension of Dates under Relevant Agreements.

The applicable terms of relevant NACS agreements related to the Closing (the “NACS Agreements”) are hereby extended through and including January 2, 2025. Specifically, although the NACS Agreements may provide that if the Closing does not occur on or before December 31, 2024, then there is a default under such agreement, the parties hereto agree to extend the foregoing deadline through and including January 2, 2025.

C.            Waiver of Rights Related to the Closing

NACS hereby agrees that it shall not issue a notice of default or exercise any rights or remedies under the NACS Agreements as a result of the deadline extension.

D.            Release

NACS and its affiliates (individually and collectively, the “NACS Releasors”), jointly and severally hereby release Brenza of and from any and all claims, demands, actions, causes of action, liabilities or obligations relating to the NACS Agreements and hereby waive any and all claims NACS and its affiliates may have against Brenza with respect thereto. Brenza and his affiliates (individually and collectively, the “Brenza Releasors”), jointly and severally hereby release NACS and John Redmond of and from any and all claims, demands, actions, causes of action, liabilities or obligations relating to the NACS Agreements and hereby waive any and all claims Brenza and his affiliates may have against NACS or John Redmond with respect thereto.

E.            REPRESENTATIONS AND WARRANTIES

(a)            Each Party represents and warrants to the other Parties that:

(i)	It has full power and authority to enter into this Agreement and to perform its obligations hereunder.

(ii)	This Agreement constitutes a valid and binding obligation of such Party, enforceable against it in accordance with its terms.

(iii)	The execution, delivery, and performance of this Agreement by such Party does not conflict with or violate any agreement, instrument, order, judgment, or applicable law to which it is subject or by which it is bound.

F.             MISCELLANEOUS

(a)             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule.

(b)            Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(c)            Amendments. This Agreement may not be amended except by an instrument in writing signed by all Parties hereto.

(d)            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

(e)            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)             Conflicts. In the event of any conflict between the provisions of this Agreement and any agreement applicable after the Closing, the provisions of this Agreement shall control with respect to the specific subject matter hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

SCANTECH IDENTIFICATION BEAM SYSTEMS LLC

By:	/s/ Dolan Falconer
Dolan Falconer
Chief Executive Officer

Acknowledged and agreed as at the date first above written.

By:	/s/ Karl Brenza
Karl Brenza

SCANTECH AI SYSTEMS INC.

By:	/s/ Dolan Falconer
Dolan Falconer
Chief Executive Officer

NACS LLC

By:	/s/ John Redmond
John Redmond,
Manager